                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Cass Commercial Corporation
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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

                           CASS COMMERCIAL CORPORATION
                             3636 South Geyer Road
                           St. Louis, Missouri 63127

                                 PROXY STATEMENT

                          Annual Meeting of Stockholders
                            to be held April 21, 1997


      This Proxy Statement is being furnished to the common stockholders of Cass Commercial Corporation (the "Company") on or about March 27, 1997 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders (the "Annual Meeting") to be held on April 21, 1997 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

      Holders of shares of common stocks, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 26, 1997 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 3,858,548 shares of Common Stock were outstanding. Holders of Common Stock (the "Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

      On March 15, 1997 the Company completed a two-for-one stock split in the form of a 100% stock dividend to stockholders of record as of March 5, 1997. All per share information which follows in the Proxy Statement has been adjusted to give effect to this stock split.

      A plurality of the votes of Stockholders cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of holders of a majority of the shares of Common Stock voted. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors or ratification of the selection of independent accountants.

      Management of the Company ("Management"), together with members of the Board of Directors of the Company, in the aggregate, directly or indirectly controlled approximately 28% of the Common Stock outstanding on the Record Date.

      Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the
              ---                                                   ---
ratification of the selection of independent accountants. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Cass Commercial Corporation, 3636 South Geyer Road, St. Louis, Missouri 63127 (telephone number (314) 821-1500).

      The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.


            The date of this Proxy Statement is March 27, 1997.

                         ELECTION OF DIRECTORS

      Pursuant to the By-Laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 10 directors is elected for a three-year term, and the term of each class of directors expires in a different year.

      Directors who are not officers of the Company receive fees of $500 for attendance at each meeting of the Board and a fee of $300 for attendance at each meeting of a Committee of the Board.

      The nominees for election to the Board of Directors are: Mr. Bodine, Mr. Fucoloro, Mr. Krieg and Mr. Kuehner, each of whom is a current director of the Company. The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for re-election to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:

                                                Principal Occupation
            Director                            During Past 5 Years
            --------                            -------------------
Robert J. Bodine                                Chairman, Bodine
            Age: 72                             Aluminum, Inc.
Director since 1966                             (manufacturer).  Mr. Bodine is a nominee
Current term expires 1997                       for re-election to the Board of Directors

Lawrence A. Collett                             Chairman of the Board since 1992;
            Age: 54                             Chief Executive Officer since 1990
Director since 1983
Current term expires 1998

Thomas J. Fucoloro                              Consultant
            Age: 71                             Mr. Fucoloro is a nominee for
Director since 1986                             re-election to the Board of Directors
Current term expires 1997

Harry J. Krieg                                  Consultant to the Company;
            Age: 72                             Chairman of the Company, 1975-1992
Chairman Emeritus, since 1992                   Mr. Krieg is a nominee for re-election
Director since 1962                             to the Board of Directors
Current term expires 1997

Howard A. Kuehner                               Investor
            Age: 81                             Mr. Kuehner is a nominee for
Director since 1966                             re-election to the Board of Directors
Current term expires 1997

Jake Nania                                      Investor
            Age: 72
Director since 1967
Current term expires 1999

Irving A. Shepard                               President, Venture
            Age: 79                             Consultants, Inc.
Director since 1970                             (consulting company)
Current term expires 1998



                                    -3-

                                                Principal Occupation
            Director                            During Past 5 Years
            --------                            -------------------
Andrew J. Signorelli                            Vice President, Andrews Educational
            Age: 57                             & Research Center; Founder,
Director since 1986                             Hope Educational & Research
Current term expires 1998                       Center

John J. Vallina                                 President of Cass Bank, since 1992
            Age: 54
Director since 1992
Current term expires 1999

Bruce E. Woodruff                               Attorney; of counsel to Armstrong,
            Age: 66                             Teasdale, Schlafly & Davis
Director since 1995
Current term expires 1999

Committees

      The Company's Board of Directors has standing Discount, Audit and Compliance, and Compensation Committees. The Discount Committee is composed of Mr. Signorelli, Mr. Fucoloro, Mr. Kuehner, Mr. Collett and Mr. Vallina. The Audit and Compliance Committee is composed of Mr. Fucoloro, Mr. Kuehner, Mr. Krieg, Mr. Shepard and Mr. Woodruff. The Compensation Committee is composed of Mr. Shepard, Mr. Signorelli and Mr. Bodine.

      The Discount Committee, which met 23 times during 1996, examines and approves loans and discounts and exercises the authorization of loans and discounts.

      The Audit and Compliance Committee, which met 4 times during 1996, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting. In addition, the Committee meets with the Company's Internal Auditors on a quarterly basis to review the scope and results of such services.

      The Compensation Committee, which met 2 times during 1996, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and subsidiaries.

      During 1996, there were 12 meetings of the Board of Directors. All directors attended 75% of more of the aggregate number of meetings of the Board and committees on which they served.

Executive Officers

      The executive officers of the Company, their ages as of December 31, 1996, and their positions with the Company are set forth below. All officers serve at the pleasure of the Company's Board of Directors.

         Name           Age                                   Positions
         ----           ---                                   ---------
Lawrence A. Collett     54                      Chairman and Chief Executive Officer of the
                                                Company, Cass Bank and CIS; Director of the
                                                Company and Subsidiaries

Lawrence L. Frieben     52                      Vice President-Secretary; Chief Financial
                                                Officer

William C. Bouchein     61                      Vice President - Treasurer

Executive Compensation

      The following table summarizes compensation earned or awarded for the three years ended December 31, 1996 to each of the executive officers of the Company.

                                                                           Long Term Compensation
                                                                           ----------------------
                                             Annual Compensation         Restricted      Securities
Name and                                     -------------------         Stock, ($)      Underlying     All Other
Principal Position              Year        Salary          Bonus        Awards<F1>      Options(#)  Compensation<F2>
--------------------------      ----        ------          -----        ----------      ----------  ----------------
Lawrence A. Collett             1996       $230,000        $90,000          --              --           $5,373
Chairman and                    1995        210,000         45,000      $231,750<F3>      28,000          5,199
Chief Executive Officer         1994        200,000         38,000          --              --            4,934
of the Company, Cass Bank
and CIS; Director of the
Company and Subsidiaries

Lawrence L. Frieben             1996       $121,000        $47,000         --               --            3,467
Vice President - Secretary      1995        117,000         25,000         --             14,000          3,499
Chief Financial Officer         1994        112,000         21,500         --               --            3,223


William C. Bouchein             1996       $125,500        $16,500         --               --            5,500
Vice President - Treasurer      1995        124,000         13,000       $60,750<F3>       6,000          5,716
                                1994        121,000         22,000         --               --            4,365

<F1>  At December 31, 1996 the unvested restricted stock holdings of Messrs.
      Collett and Bouchein, respectively, consisted of 13,734 and 3,600 shares, with values of $266,096 and $69,750 based on the market value of the Company's shares at December 31,1996.

<F2>  These amounts represent Company matching contributions paid on behalf of the executive under the Company's 401(k) Plan and the imputed value of group term life premiums paid on their behalf.

<F3>  Represents the value at December 31, 1995 based upon market value of the Company's shares at the close of business on that date of restricted stock awards of 20,600 and 5,400 shares, respectively, which are subject to three-year vesting schedules, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning May 31, 1996. These restricted shares are entitled to vote and to be paid normal cash dividends.

            Options Exercised in 1996 and Year-end Option Values

      The following table summarizes options exercised during 1996, and the values of options outstanding on December 31, 1996, for the executive officers named above.

                                                                      Number of
                                                                     Securities                    Value of
                                                                     Underlying                   Unexercised
                                                                     Unexercised                  In-the-Money
                                                                      Options at                   Options at
                          Shares                                   Fiscal Year-End              Fiscal Year-End
                       Acquired on              Value                Exercisable/                 Exercisable/
                       Exercise (#)          Realized ($)          Unexercisable (#)            Unexercisable ($)
                       ------------          ------------          -----------------            -----------------
Mr. Collett                --                    --                   --/ 28,000                  --/ $253,680

Mr. Frieben                --                    --                   --/ 14,000                  --/ $126,840

Mr. Bouchein               --                    --                   --/  6,000                  --/  $54,360

Defined Benefit Retirement Plan

      All officers of the Company and subsidiaries are participants in the Cass Commercial Corporation Retirement Plan, which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to one-twelfth of the sum of:

            (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

            (b) .5% of Final Average Earnings in excess of Covered Compensation multiplied by years of participation.

      Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table including any amounts deferred under the Cass Commercial Corporation 401(k) Plan plus any noncash compensation reported on Internal Revenue Service Form W-2.

      Normal retirement under the Plan commences at age 65. At normal retirement the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett-41; Mr. Frieben-37; Mr. Bouchein-13.

      The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.


                                 Estimated Annual Retirement Benefit<F1><F2>
                                 -------------------------------------------
 Final                            Years of Service Credited at Retirement
Average                           ---------------------------------------
Earnings            10          15          20          25          30          35          40
------------------------------------------------------------------------------------------------
$125,000         $15,800     $23,700     $31,600     $39,500     $47,400     $55,300    $ 63,200

 150,000          19,300      29,000      38,600      48,300      57,900      67,600      77,200

 175,000          22,800      34,200      45,600      57,000      68,400      79,800      91,200

 200,000          26,300      39,500      52,600      65,800      78,900      92,100     105,200

<F1>  Estimated benefit calculation assumes retirement at age 65 in the year
      2000 with no increase in the maximum social security taxable wage base after 1996.

<F2>  Estimated benefits would be subject to Internal Revenue Service maximum retirement limitations in effect at the retirement date. The maximum compensation allowed for benefit calculations was limited to $150,000 in 1996.

Stock Option Plan / Stock Bonus Plan

      During May 1995, the Company's Board of Directors established the 1995 Performance-Based Stock Option Plan (the Option Plan) and the 1995 Restricted Stock Bonus Plan (the Bonus Plan). These plans were adopted to aid the Company in securing and retaining qualified personnel. The Option Plan provides for the granting of options on up to 400,000 shares of the Company's common stock. As of December 31, 1996, options for 120,000 shares had been awarded under the Option Plan at an option price of $10.31 per share. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria. The Bonus Plan provides for the issuance of up to 100,000 shares of the Company's common stock. As of December 31, 1996, an aggregate of 32,000 shares of the Company's common stock had been awarded to five participants. Interest in the shares of common stock awarded under the Bonus Plan vest over a three year period. Common stock awarded under the Bonus Plan is accounted for through the establishment of a contra stockholders' equity account. This contra stockholders' equity account is amortized against income over the vesting period of the stock awards.


Defined Contribution Savings Plan

      All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Commercial Corporation 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the IRS maximum limitation which was $9,500 for 1996. Voluntary deferrals contributed to the 401(k) Plan by the Executive Officers are included in Annual Salary Compensation in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 1996, for the benefit of the Executive Officers, are included in Other Compensation in the Summary Compensation Table. Each Executive Officer is fully vested in Company contributions.

Board Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent directors, one of which serves as chairman of the Committee. The Committee administers the Executive Compensation Program of the Company and none of these members has been or is an employee of the Company or of any of its subsidiaries. All material items relative to Executive Compensation or any benefit compensation for the entire Company must be analyzed, reviewed and approved by the Compensation Committee. While the Committee may seek input occasionally from the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of Directors of the Company and recommending the overall levels of salary compensation for the entire corporation.

The Committee's philosophy with regard to executive compensation has been to seek to provide programs which will allow the Company to acquire and maintain competent executive officers and to attract and maintain other management personnel with the capabilities and requirements determined necessary to continue to lead the Company in meeting its objectives and in furthering its growth and profitability. It is further the philosophy of the Committee to constantly upgrade the caliber of performance of the Company's staff and reward its people in accordance with the results which are accomplished. The Committee believes that total compensation should be related to profits and to the performance of the Company. For this reason, a significant component of the compensation of the Company's executives is tied to an incentive bonus plan which is directly related to the Company's pre-tax earnings. Accordingly, most of the executives received increases in bonuses in 1996 due to the improved level of profits achieved.

The Committee generally seeks to maintain salaries at the mid-point levels of competitive peer groups. Bonuses are available to all personnel in the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. Performance is measured on the basis of several factors deemed relevant to performance and bonuses are distributed on the basis of these evaluations. The determination of bonuses for the Company's executive officers is a subjective process which utilizes no specific performance criteria, but which does consider growth in the Company's profits, resources, and the quality of the Company's operations, as well as adherence to regulatory requirements.

The Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania in determining the levels of peer compensation within its industry. Additionally, the Committee utilizes the services of Towers Perrin for evaluation of the compensation of its three top executive positions. The Committee considers stock options and grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock awards provided under the Company's stock option plan are granted primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, the relationship of the Company's performance to other companies in its peer group, and the recommendation of the CEO. No new stock incentive programs were provided in 1996. The company utilizes the services of Towers Perrin in determining appropriate stock incentive and compensation and annually reviews information from other compensation sources for other bank holding companies and companies performing in industries similar to those of its operating subsidiaries.



                              Irving A. Shepard, Chairman
                              Robert J. Bodine
                              Andrew J. Signorelli

Performance Graph

      The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the NASDAQ National Market System beginning with July 1, 1996, which was the initial date the Company's shares were so quoted, with the cumulative total return, including all dividends, of (i) the NASDAQ Stock Market Index for United States companies, and (ii) the NASDAQ Bank Stocks Index.

                    Comparison of Cumulative Total Returns
     Performance Since Date First Quoted on Nasdaq Stock Market (7/1/96)
                        Cass Commercial Corporation


                                  [GRAPH]



                                7/01     7/31      8/31    9/30     10/31    11/30     12/31
Nasdaq Stock Market (US)         100       90.136   95.186  102.47   101.34   107.62   107.5
Nasdaq Bank Stocks               100       98.29   105.2    110.27   115.08   123.69   124.45
Cass Commercial Corporation      100      100      100      103.72   104.75   105.77   108.51
Index Level                      100      100      100      100      100      100      100


Note:
The index level for all series was set to $100 on 7/1/96 which was the initial listing date for the Company.

Certain Transactions

      Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowing and investments in certificates of deposit and repurchase agreements. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, the aggregate amount of all loans and available credit to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $2.6 million, which represented approximately 5.5% of the Company's consolidated shareholders' equity at that date.

      Bruce E. Woodruff, a director and shareholder of the Company, is of counsel to the law firm of Armstrong, Teasdale, Schlafly & Davis, counsel to the Company and the Bank.

                         Principal Shareholders

The following table contains information with respect to beneficial ownership of the Company's outstanding common stock by the directors and executive officers of the Company named in the Summary Compensation Table, as of March 5, 1997. Unless otherwise indicated, the named person has sole voting and dispositive rights with respect to such shares.

                                                  Number of Shares
    Name of                                         Beneficially     Percent
Beneficial Owner                                       Owned         of Class
----------------                                  ----------------   --------
Robert J. Bodine                                      92,868<F1>       2.41%
William C. Bouchein                                   31,120<F2>       <F*>
Lawrence A. Collett                                   61,130<F3>       1.58
Lawrence L. Frieben                                    3,400<F4>       <F*>
Thomas J. Fucoloro                                       200<F5>       <F*>
Harry J. Krieg                                       156,784<F6>       4.06
Howard A. Kuehner                                    247,042<F7>       6.40
Jake Nania                                           343,766<F8>       8.91
Irving A. Shepard                                     17,406<F9>       <F*>
A. J. Signorelli                                     111,966<F10>      2.90
John J. Vallina                                        6,370<F11>      <F*>
Bruce E. Woodruff                                      4,000           <F*>
                                                     -------
All executive officers and directors
     as a group                                    1,076,052          27.89%
                                                   ---------

-----------
<F*>  Less than 1% of class.

<F1>  Of these shares, 8,784 are in a trust with Mrs. Bodine having sole voting and dispositive power.

<F2>  Of these shares, 27,520 are in a trust with the named stockholder having sole voting and dispositive power. 3,600 of these shares were granted under the Company's 1995 Restricted Stock Bonus Plan and are subject to forfeiture; however, Mr. Bouchein has voting rights but no dispositive rights.

<F3>  Of these shares, 47,396 are owned jointly with his wife.  13,734 of these shares were granted under the Company's 1995 Restricted Stock Bonus Plan and are subject to forfeiture; however, Mr. Collett has voting rights but no dispositive rights.

<F4> These shares are owned jointly with his wife.

<F5>  These shares are in a trust with Mrs. Fucoloro having sole voting and dispositive powers.

<F6>  Of these shares, 84,136 are owned by his wife.

<F7>  Of these shares, 78,430 are in a trust with Mr. Kuehner having shared voting and dispositive powers and 106,988 shares are owned by his wife.

<F8>  These shares are in a trust with the named stockholder having sole voting and dispositive power.

<F9>  Of these shares, 7,600 are owned by his wife.

<F10> Of these shares, 63,072 are held in trust with his sister and 46,238 are owned jointly with his wife.  2,656 shares are owned by his wife.

<F11> Of these shares, 4,370 are owned jointly with his wife.  2,000 of these shares were granted under the Company's 1995 Restricted Stock Bonus Plan and are subject to forfeiture; however, Mr. Vallina has voting rights but no dispositive rights.

Section 16(a) Beneficial Ownership Compliance

      To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 1996 all Section 16(a) filing requirements were complied with by all persons who, during the year, were directors, officers or holders of 10% or more of the Company's shares.



                        SELECTION OF AUDITORS

      KPMG Peat Marwick LLP were the auditors of the Company during the year ended December 31, 1996 and also have been selected by the Board of Directors to serve as auditors for the present year. The Board of Directors recommends to the Stockholders their ratification of its selection of KPMG Peat Marwick LLP as independent auditors to audit the accounts of the Company and its subsidiaries for 1997.

      KPMG Peat Marwick LLP has served as the Company's independent auditors since 1983.

      A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Stockholders.


                            OTHER MATTERS

      Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgement.

      Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.


                      STOCKHOLDER PROPOSALS

      Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than November 27, 1997. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.


                              By Order of the Board of Directors


                              Lawrence L. Frieben
                              Secretary

[LOGO]  CASS
        COMMERCIAL
        CORPORATION

March 27, 1997

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ----------------------------------------

To the Shareholders:

The Annual Meeting of Shareholders of Cass Commercial Corporation will be held at the offices of Cass Commercial Corporation located at 13001 Hollenberg Drive, Bridgeton, Missouri on Monday, April 21, 1997 at 11:00 a.m., for the following purposes:

      1.  To elect directors for 3 year terms and until the 2000 Annual
          Meeting.

      2. Ratification of the selection of KPMG Peat Marwick as independent public accountants for 1997.

      3. To act upon such other matters as may properly come before the meeting.

The close of business on March 26 1997, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                              By order of the Board of Directors,

                              Lawrence L. Frieben
                              Secretary

--------------------------------------------------------------------------------
              13001 HOLLENBERG DRIVE, BRIDGETON, MISSOURI  63044


                            (DETACH PROXY FORM HERE)

--------------------------------------------------------------------------------
2. Ratification of the selection of KPMG Peat Marwick as independent public accountants for 1997.

                  For            Against            Abstain

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED THEREON, AND IN THE BEST JUDGMENT OF THE PROXIES ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING. IF NO MANNER IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                    Date                          , 1997
                                        --------------------------

                                    ------------------------------------
                                    SIGNATURE OF SHAREHOLDER
                                    NOTE:  Please sign as your name appears
                                    hereon.  If shares are held by joint
                                    tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

                            (SEE OTHER SIDE)

CASS COMMERCIAL CORPORATION         SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Lawrence A. Collett, and Andrew J. Signorelli, and either of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in CASS COMMERCIAL CORPORATION at the Annual Meeting of Stockholders to be held at 11:00 A.M., APRIL 21, 1997, and at any adjournments thereof on all matters properly before the meeting.

P                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                  P

                       ALL OF THE FOLLOWING PROPOSALS:

R    1. Election of four directors to serve until the year 2000, or until      R
        their successors are elected and qualified.


O        FOR all nominees listed below.   WITHHOLD authority to vote           O
         (except as indicated to          for all nominees listed.
         the contrary)

X       Term Expiring 2000:  Messrs. Robert J. Bodine, Thomas J. Fucoloro,     X
        ------------------
        Harry J. Krieg and Howard A. Kuehner

Y          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY                 Y
            -----------
       INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                            APPENDIX

     Printed page 11 contains a Performance Graph. The data contained in the graph is depicted in the table that immediately follows the graph, allowing the data to be transmitted in a format which can be processed by EDGAR.